EXHIBIT 99.2
EXXON MOBIL CORPORATION

1Q13 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)

Earnings, $M	1Q13	4Q12	3Q12	2Q12	1Q12
Upstream
United States	859	1,604	633	678	1,010
Non-U.S.	6,178	6,158	5,340	7,680	6,792
Total	7,037	7,762	5,973	8,358	7,802
Downstream
United States	1,039	697	1,441	834	603
Non-U.S.	506	1,071	1,749	5,812	983
Total	1,545	1,768	3,190	6,646	1,586
Chemical
United States	752	728	565	494	433
Non-U.S.	385	230	225	955	268
Total	1,137	958	790	1,449	701

Corporate and financing	(219)	(538)	(383)	(543)	(639)
Net income attributable to ExxonMobil (U.S. GAAP)	9,500	9,950	9,570	15,910	9,450
Earnings per common share (U.S. GAAP)	2.12	2.20	2.09	3.41	2.00
Earnings per common share
- assuming dilution (U.S. GAAP)	2.12	2.20	2.09	3.41	2.00

Capital and Exploration Expenditures, $M
Upstream
United States	2,090	4,036	1,960	2,662	2,422
Non-U.S.	8,757	7,328	6,288	5,731	5,657
Total	10,847	11,364	8,248	8,393	8,079
Downstream
United States	259	192	156	176	110
Non-U.S.	350	479	427	393	329
Total	609	671	583	569	439
Chemical
United States	114	129	110	95	74
Non-U.S.	202	258	240	273	239
Total	316	387	350	368	313
Other	3	21	2	9	3

Total Capital and Exploration Expenditures	11,775	12,443	9,183	9,339	8,834

Exploration Expense Charged to Income, $M
Consolidated - United States	127	101	105	83	103
- Non-U.S.	316	349	387	288	417
Non-consolidated - ExxonMobil share - United States	1	6	2	0	1
- Non-U.S.	1	2	5	4	6
Exploration Expenses Charged to Income Included Above	445	458	499	375	527

Effective Income Tax Rate, %	46%	46%	47%	36%	49%

Common Shares Outstanding (millions)
At quarter end	4,446	4,502	4,559	4,616	4,676
Average - assuming dilution	4,485	4,541	4,597	4,657	4,716

Total Cash and Cash Equivalents ($G)[1]	6.6	9.9	13.3	18.0	19.1

Total Debt ($G)	13.4	11.6	12.4	15.6	15.7

Cash Flow from Operations and Asset Sales ($G)
Net cash provided by operating activities	13.6	13.2	13.4	10.2	19.3
Proceeds associated with asset sales	0.4	0.8	0.7	3.7	2.5
Cash flow from operations and asset sales	14.0	14.0	14.1	13.9	21.8

[1] Includes restricted cash of $0.4G in 1Q13, $0.3G in 4Q12, $0.2G in 3Q12, $0.2G in 2Q12, and $0.5G in 1Q12

EXXON MOBIL CORPORATION

1Q13 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Supplemental Information (continued)

Net production of crude oil and	1Q13	4Q12	3Q12	2Q12	1Q12
natural gas liquids, kbd
United States	435	430	397	419	426
Canada/South America	264	268	247	243	248
Europe	195	205	181	213	228
Africa	453	479	492	514	464
Asia	804	776	744	766	802
Australia/Oceania	42	45	55	53	46
Total liquids production	2,193	2,203	2,116	2,208	2,214

Natural gas production available for sale, mcfd
United States	3,590	3,747	3,712	3,897	3,932
Canada/South America	328	346	340	392	377
Europe	4,473	3,627	2,233	2,578	4,447
Africa	9	15	16	25	12
Asia	4,515	4,477	4,287	4,379	5,011
Australia/Oceania	298	329	473	390	257
Total natural gas production available for sale	13,213	12,541	11,061	11,661	14,036

Total worldwide liquids and gas production, koebd	4,395	4,293	3,960	4,152	4,553

Refinery throughput, kbd
United States	1,810	1,856	1,841	1,740	1,825
Canada	430	468	449	384	438
Europe	1,394	1,499	1,547	1,489	1,481
Asia Pacific	790	823	813	1,064	1,296
Other Non-U.S.	152	191	279	285	290
Total refinery throughput	4,576	4,837	4,929	4,962	5,330

Petroleum product sales, kbd
United States	2,532	2,737	2,576	2,488	2,473
Canada	436	470	499	421	423
Europe	1,460	1,537	1,601	1,582	1,564
Asia Pacific	894	896	874	1,065	1,232
Other Non-U.S.	433	468	555	615	624
Total petroleum product sales	5,755	6,108	6,105	6,171	6,316

Gasolines, naphthas	2,355	2,500	2,447	2,489	2,522
Heating oils, kerosene, diesel	1,792	1,881	1,897	1,915	2,096
Aviation fuels	453	487	495	452	458
Heavy fuels	460	499	502	554	505
Specialty products	695	741	764	761	735
Total petroleum product sales	5,755	6,108	6,105	6,171	6,316

Chemical prime product sales, kt
United States	2,364	2,378	2,342	2,296	2,365
Non-U.S.	3,546	3,523	3,605	3,676	3,972
Total chemical prime product sales	5,910	5,901	5,947	5,972	6,337

EXXON MOBIL CORPORATION

1Q13 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Supplemental Information (continued)

Earnings Factor Analysis, $M	1Q13 vs. 1Q12	1Q13 vs. 4Q12
Upstream
Prior Period	7,802	7,762
Realization	-230	340
Volume/Mix	-280	-80
Other	-250	-980
Current Period	7,037	7,037
Downstream
Prior Period	1,586	1,768
Margin	780	470
Volume/Mix	-290	-430
Other	-530	-260
Current Period	1,545	1,545
Chemical
Prior Period	701	958
Margin	320	80
Volume/Mix	0	10
Other	120	90
Current Period	1,137	1,137

Upstream Volume Factor Analysis, KOEBD
Prior Period	4,553	4,293
Entitlements	-88	-72
Quotas	11	0
Divestments	-26	-10
Net Growth	-55	184
Current Period	4,395	4,395

Sources and Uses of Funds ($G)	1Q13
Beginning Cash	9.9
Earnings	9.5
Depreciation	4.1
Working Capital / Other	0.0
Proceeds Associated with Asset Sales	0.4
Additions to PP&E	-7.5
Shareholder Distributions	-7.6
Additional Financing / Investing	-2.2
Ending Cash	6.6

Notes:
The 1Q13 beginning and ending balances include restricted cash of $0.3G and $0.4G, respectively.

EXXON MOBIL CORPORATION

1Q13 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Supplemental Information (continued)

Average Realization Data	1Q13	4Q12	3Q12	2Q12	1Q12
United States
ExxonMobil
Crude ($/b)	98.05	92.19	96.36	96.46	105.68
Natural Gas ($/kcf)	3.32	3.27	2.74	2.20	2.74

Benchmarks
WTI ($/b)	94.29	88.09	92.11	93.44	102.99
ANS-WC ($/b)	111.02	107.04	109.08	110.01	118.31
Henry Hub ($/mbtu)	3.34	3.41	2.80	2.21	2.72

Non-U.S.
ExxonMobil
Crude ($/b)	105.36	104.53	104.32	103.41	114.27
Natural Gas ($/kcf)	10.49	9.52	9.01	9.33	9.44
European NG ($/kcf)	10.52	10.20	9.28	9.67	10.11

Benchmarks
Brent ($/b)	112.55	110.02	109.61	108.19	118.49

The above numbers reflect ExxonMobil's current estimate of volumes and realizations given data available as of the end of the first quarter of 2013. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.